Exhibit 10.4
EXECUTIVE EMPLOYEE AGREEMENT
     This EXECUTIVE EMPLOYEE AGREEMENT (“Agreement”) is made and entered into as of October 1, 2000, by and between Sutura, Inc., a Delaware corporation, with its principal offices at 17080 Newhope Street, Fountain Valley, California (“Company”), and Anthony A. Nobles, an individual (''Executive’’).
RECITALS
     A. The Company is in the business of developing and manufacturing vessel closure devices primarily for use in the fields of cardiology and radiology.
     B. Executive has been serving as Chief Executive Officer and Vice President of Research and Development of the Company, and the Company desires to continue its relationship with Executive as its Chief Executive Officer and Vice President of Research and Development of the Company, and Executive desires to provide his services to the Company on all of the terms and conditions herein set forth.
     C. The Company desires to provide Executive with a compensation plan m recognition of Executive’s valuable skills and services.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:
ARTICLE I. EMPLOYMENT
     1.1 Employment. The Company hereby employs Executive as its Chief Executive Officer and Vice President of Research and Development, and Executive hereby accepts such engagements with the Company, in accordance with and subject to all of the terms, conditions and covenants set forth in this Agreement.
     1.2 Term. The term of this Agreement shall be deemed to have commenced on June 19, 1998 (the “Effective Date”). Unless earlier terminated in accordance with the terms of Article 4 hereof, the term of this Agreement shall be five (5) years from the Effective Date (“Initial Term”), and thereafter shall automatically be renewed for successive one (1) year terms (“Subsequent Term”) on the same terms and conditions as applied during the Initial Term hereof, unless either party provides written notice of its intention to terminate this Agreement at least ninety (90) calendar days prior to the expiration of the Initial Term or any Subsequent Term, or earlier terminated in accordance with the provisions of Article 4.
ARTICLE II. DUTIES OF EXECUTIVE
     2.1 Scope of Duties. Executive shall perform the duties of the Chief Executive Officer and Vice President of Research and Development of the Company, reporting to the Board of Directors of the Company (''Board’’) and shall have a seat on the Board, and such other or additional executive offices or positions with the Company as the Board shall determine from time to time. Executive shall have the overall responsibility for the operations of the Company, operating within such established plans or policies as may be established or approved by the Board from time to time. The Board has the right to impose executive duties as long as they are reasonable and fall within the scope of Executive’s duties, performance and ability in his job classification as Chief Executive Officer and Vice President of Research and Development.
     2.2 Half Time Employment. During the term hereof, Executive shall devote not less than 50% of his employable time, attention, skill and efforts to the faithful performance of his duties with the Company.
ARTICLE III. COMPENSATION AND BENEFITS
     3.1 Salary. Executive shall be paid from and after the date hereof, a base annual salary of $225,000, less deductions required by law, which shall be paid in accordance with the Company’s normal and customary payroll practices, but in no event less frequently than bimonthly. Such salary shall be reviewed annually.
     3.2 Reimbursable Expenses. Upon submission of expense reports to the extent necessary to substantiate the Company’s federal income tax deductions for such expenses under the Internal Revenue Code and the Regulations thereunder and according to such expense report procedures as may be established by the Board, the Company shall reimburse Executive for all reasonable business expenses incurred in the performance of his duties hereunder on behalf of the Company, including reasonable travel expenses incurred in the course and scope of employment with the Company. Expenses in excess of $25,000 shall require previous written approval from the Board.
     3.3 Fringe Benefits. Executive and Executive’s dependents shall be permitted to participate in all group health, medical, hospital, dental, and vision insurance plans as well as Long Term Disability, Short Term Disability and life insurance which the Company may establish for its executive employees which may be modified from time to time. Executive will also be eligible to participate in other employee benefits or plans, such as the 40l(k) plan, as the Company may establish for its employees and as may be modified from time to time (collectively, the “Fringe Benefits”).
     3.4 Directors and Officers Liability Insurance. As an officer of the Company, Executive will be covered under the Company’s Director and Officer Liability Insurance.
     3.5 Car Allowance. The Company shall pay to Executive a car allowance of $650 per month, which shall accrue in monthly installments in arrears and be payable in accordance with the practices of the Company generally in effect from time to time, but not less frequently than monthly.
     3.6 Vacations, Sick Days. Executive shall earn thirty (30) paid vacations days in each calendar year and sick days in accordance with the Company’s standard policy for similarly situated employees.

     3.7 Holidays. Executive shall be entitled to all paid holidays given to the Company’s executive employees.
     3.8 Stock Options. In addition to the compensation described above, and not to be limited by any other provision for compensation or benefits described herein, Executive shall be eligible to participate in the Company’s employee stock option plan as approved by the Company’s Board.
ARTICLE IV. TERMINATION
     4.1 Termination for Good Cause by the Company. The Company may terminate this Agreement immediately for “Good Cause.” For purposes of this Agreement, “Good Cause” shall mean:
          (a) Executive’s performance of any act for which, if Executive were prosecuted, would constitute a felony;
          (b) Executive’s activity or failure to desist from activity which is reasonably believed by the Board or by Executive’s superiors to be contrary to the best interests of the Company;
          (c) Executive’s violation of Company policy or confidentiality obligations to the Company or misappropriation of Company assets; or
          (d) Executive’s death or inability to carry out the Executive’s essential duties with reasonable accommodation, if any, unless prohibited by law.
     4.2 Compensation Upon Termination. Upon termination of this Agreement by either party for any reason or non-renewal of the Agreement, or Executive’s death, Executive shall be entitled to any and all base salary due and owing to him through the date of termination, plus an amount equal to his earned but unused vacation through the date of termination. The Company reserves the right to terminate Executive’s employment without Good Cause during the Initial Term, or during any Subsequent Term, provided that the Company continues to make bi-monthly payments and provide Fringe Benefits, less deductions required by law, to Executive through the remainder of the unexpired Term as if the Executive were still employed. A material change in. Executive’s working condition shall be deemed a termination of Executive’s employment by the Company without Good Cause. A material change in working conditions is a demotion resulting in either a material decrease in responsibility or a reduction in salary or any relocation of Executive’s principal place of employment outside of the County of Orange, California.
ARTICLE V. NONCOMPETITION AND NONSOLICITATION
     5.1 Noncompetition During Employment. Executive will not directly or indirectly, engage, individually or as an officer, director, employee, consultant, advisor, partner or coventurer, or as a stockholder or other proprietor owning more than a five percent (5%) interest in any firm, corporation, partnership or other organization (in case of any such ownership or participation) in the business of manufacturing, selling or distributing products in competition with the products and/or services of the Company or its subsidiaries or affiliates. It is intended and agreed that during the term of Executive’s employment, Executive will knowingly perform no act which may confer any competitive benefit or advantage upon any enterprise competing with Company, its subsidiaries, affiliates or any successor.
     5.2 Non-solicitation.
          (a) Executive agrees that during Executive’s employment and for a period of two (2) years after the termination of this Agreement for any reason, in any county in the United States in which the Company does business, including a list of which is attached hereto as Exhibit A, Executive shall not, in competition with the Company or any subsidiary or affiliates:
               (i) call upon, solicit or divert any of the customers of the Company or any subsidiary that were or became customers during the term of Executive’s employment (as used herein “customer” shall mean any person or company as listed as such on the books of the Company or any affiliates); or
               (ii) induce or attempt to induce any employee, agent or consultant of the Company or any subsidiary or affiliates to terminate his or her association with the Company or any subsidiary or affiliates.
          (b) The Company and Executive agree that the provisions of this Section 5.2 contain restrictions that are not greater than necessary to protect the interests of the Company. In the event of the breach or threatened breach by Executive of this Section 5.2, the Company, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this Section 5.2.
ARTICLE VI. MISCELLANEOUS PROVISIONS
     6.1 Patent and Nondisclosure Agreement. Concurrent with execution of this Agreement, Executive will enter into the Company’s standard Patent and Nondisclosure Agreement, if Executive has not already done so, which shall be incorporated herein.
     6.2 Entire Agreement; Employment Amendments; Waiver. This Agreement, together with the Company Patent and Nondisclosure Agreement, and any stock option agreements and/or grants, is the entire agreement between the parties hereto concerning the subject matter hereof and supersedes and replaces all prior or contemporaneous agreements or understandings between the parties. This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by the Executive and the Board of the Company. Failure of either party to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way effect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or other prcwisions.. rights or elections which it may have under this Agreement.

     6.3 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.
     6.4 Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California. The federal courts and/or state court of the State of California, County of Orange shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement and/or employment relationship or termination thereof and Executive consents to such jurisdiction and venue.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EXECUTIVE	SUTURA, INC.

/s/ Anthony A. Nobles	By:	/s/ Alfred N ovak

Anthony A. Nobles		Alfred N ovak
Its: Director

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Addendum to the Executive Employment Agreement
By and Between Sutura, Inc. and Anthony A. Nobles
     This Addendum, dated as of December 18, 2000. is a written modification of that certain Executive Employment Agreement (the “Agreement”) by and between Sutura, Inc. (the “Company”) and Anthony A. Nobles (the “Executive”) (each of the Company and the Executive, a “Party” and collectively, the “Parties”), dated as of October 1, 2000. In accordance with Article VI, Section 6.2 of the Agreement, the Parties evidence their agreement to the terms herein by the signatures of the Executive and the Board of Directors of the Company affixed hereto.
     NOW, THEREFORE, in consideration of mutual covenants and promises set forth in this Addendum, the adequacy of which is hereby acknowledged, the Parties agree as follows:
1. Resignation and Appointment. Effective as of the date hereof, Executive hereby resigns as Chief Executive Officer of the Company and concurrently accepts his appointment as Chief Technology Officer and Vice President of Research and Development of the Company by the Board of Directors of the Company.
2. Employment. Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:
     “The Company hereby employs Executive as its Chief Technology Officer and Vice President of Research and Developm;ent and Executive hereby accepts such engagement with the Company, in accordance with and subject to all of the terms, conditions, and covenants set forth in this Agreement.”
3. Scope of Duties. Section 2.1 of the Agreement is hereby amended in its entirety to read as follows:
     “Executive shall perform the duties of the Chief Technology Officer and the Vice President of Research and Development of the Company, reporting to the Board of Directors of the Company (“Board”) and shall have a seat on the Board and serve as Co-Chairman of the Board, and such other or additional offices or positions with the Company as the Company shall determine from time to time. Executive shall have responsibility as reflected in his job description held in Human Resources, . operating within such established guidelines, plans, or policies as may be established or approved by the Company from time to time.”
4. Reminder of Agreement. Except as amended by Sections 2 through 4 hereof all terms and provisions of the Agreement, including any exhibit, schedule or attachment thereto “and all ancillary documents of the Agreement, shall not be affected and shall remain in full force and effect, with the exception that any reference to the Executive’s prior .position of “Chief Executive Officer” shall be superceded by his current position of “Chief Technology Officer and Vice President of Research and Development.

1

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date set forth above.

SUTURA, INC.

By	/s/Anthony A. Nobles

Anthony A. Nobles
Its: Chief Technology Officer

EXECUTIVE:

/s/ B.Wayne Johnson

B.Wayne Johnson

2

Addendum to the Executive Employment Agreement
By and Between Sutura, Inc. and
Anthony Nobles
This Addendum, dated as of January 1,2003, is a written modification of that certain executive employment agreement (the “Agreement”) by and between Sutura, Inc. (the “Company”) and Anthony A. Nobles (the “Executive”) (each of the Company and the Executive, a “Party” and collectively, the “Parties”), dated as of October 1st, 2000 and amended (the “Amendment”) December 18, 2000. In accordance with Article VI, Section 6.2 of the Agreement, the Parties evidenced their agreement to the terms herein by the signatures of the Executive and the Board of Directors of the Company affixed hereto.
     NOW, THEREFORE, in consideration for the mutual covenants and promises set forth in this Addendum, the adequacy of which is hereby acknowledged, the parties agree as follows:
1. Resignation and Appointment. Effective as of the date hereof, Executive hereby resigns as Chief Technology Officer and V.P. of Research and Development of the Company and accepts the appointment as Chief Executive Officer and President of the Company by the Board of Directors.
2. Term. Section 1.2 of the Agreement is amended and restated to read as follows:
     “The term of this agreement shall be deemed to have commenced on January 1, 2003 (the ''Effective Date”). Unless either terminated in accordance with the terms of Article 4 hereof, the term of this agreement shall be five (5) years from the Effective Date (“Initial Term”), and thereafter shall automatically be renewed for successive one (1) year terms (“Subsequent Term”) on the same terms and conditions as applied during the Initial Term hereof, unless either party provides written notice of its intention to terminate this Agreement at least ninety (90) calendar days prior to the expiration of the Initial Term or and Subsequent Term, or earlier terminated in accordance with the provisions of Article 4.”
3. Employment. Section 2 of the Amendment to the Agreement is hereby amended to remove and replace the language of Section 2 of the Amendment with the Language of Section 1. 1 of the Agreement.
4. Scope of Duties. Section 3 of the Amendment to the Agreement is hereby amended to remove and replace the language of Section 3 of the Amendment with the Language of Section 2.1 of the Agreement.
5. Salary. Section 3.1 of the Agreement is amended and restated to read as follows:

     “Executive shall be paid from and after the date hereof, a base annual salary of $250,000, less deductions required by law, which shall be paid in accordance with the Company’s normal and customary payroll practices, but in no event less frequently then bi-monthly. Such salary will be reviewed annually and increased appropriately, but in no event less than the average cost of living index.”
6. Reminder of the Agreement. Except as amended by sections 2 through 6 hereof, all terms and provisions of the Agreement, including any Exhibit, Schedule, Attachment or Amendment thereto and all ancillary documents of the Agreement, shall not be affected and shall remain in full force and effect, with the exception that any reference tc the Executive’s prior position of “Chief Technology Officer” shall be superseded by his current position of “Chief Executive Officer and President”.
IN WITNESS WHEREOF, the undersigned have executed this addendum as of the date set forth above.

SUTURA, INC.		EXECUTIVE:

By:	/s/ Egbert Ratering	/s/ Anthony A. Nobles

	Egbert Ratering	Anthony A. Nobles
Its: Executive Officer and Director